Exhibit 10.1

EXECUTION VERSION

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”), dated as of August 2, 2023, is entered into by and between HCM Investor Holdings, LLC, a Delaware limited liability company (the “Sponsor”), the holders of HCM Class B Ordinary Shares set forth on Schedule I hereto (the “Class B Holders” and, together with the Sponsor, collectively, the “Sponsor Parties”) and Murano PV, S.A. de C.V., a Mexican corporation (the “Company”).

RECITALS

WHEREAS, concurrently herewith, HCM Acquisition Corp., a Cayman Islands exempted company incorporated with limited liability (“HCM”), the Company, Elías Sacal Cababie, an individual, ES Agrupación, S.A. de C.V., a Mexican corporation, Murano Global Investments Limited, a company incorporated under the laws of the Bailiwick of Jersey (“PubCo”), Murano Global B.V., a Dutch Corporation, MPV Investments B.V., a private limited liability company under Dutch law, and Murano Global Cayman, a Cayman Islands exempted company incorporated with limited liability which is a direct wholly-owned subsidiary of PubCo (“New CayCo”), are entering into an Amended and Restated Business Combination Agreement (as amended, supplemented, restated or otherwise modified from time to time, the “Business Combination Agreement”), pursuant to which (among other things and subject to the terms and conditions set forth therein), New CayCo will merge with and into HCM (the “Merger”), with HCM surviving the Merger as a direct wholly owned subsidiary of PubCo;

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Business Combination Agreement;

WHEREAS, on April 19, 2023, the Sponsor converted all of its 9,987,500 HCM Class B Ordinary Shares into a like amount of Class A Ordinary Shares in accordance with the terms of the amended and restated articles of association of HCM;

WHEREAS, the Sponsor is currently the record owner of 9,987,500 HCM Class A Ordinary Shares (the “Sponsor Shares”) and 10,500,000 HCM Private Placement Warrants (the “Sponsor Warrants”);

WHEREAS, as of the date hereof, each Class B Holder beneficially owns (as such term is defined in Rule 13d-3 under the Exchange Act), and has sole voting power with respect to the number and type of HCM Class B Ordinary Shares (collectively with the Sponsor Shares, the “Sponsor Party Shares”) and owns the HCM Ordinary Warrants (collectively with the Sponsor Warrants, the “Sponsor Party Warrants”) indicated opposite such Class B Holder’s name on Schedule I attached hereto; and

WHEREAS, as a condition and inducement to the willingness of the Company to enter into the Business Combination Agreement, the Company and the Sponsor Parties are entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, each Sponsor Party and the Company hereby agree as follows:

1. Voting Agreement. Each Sponsor Party agrees that, at the HCM Shareholders’ Meeting, at any other meeting of HCM Shareholders (whether annual or extraordinary and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of the HCM Shareholders, each Sponsor Party shall:

a. when such meeting is held, appear at such meeting or otherwise cause the Sponsor Party Shares to be counted as present thereat for the purpose of establishing a quorum;

b. vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Sponsor Party Shares in favor of (i) the approval and adoption of the Business Combination Agreement and approval of the Merger and all other transactions contemplated by the Business Combination Agreement and (ii) against any action, agreement or transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of HCM under the Business Combination Agreement or that would reasonably be expected to result in the failure of the Merger from being consummated and (iii) each of the proposals and any other matters necessary or reasonably requested by HCM for consummation of the Merger and the other transactions contemplated by the Business Combination Agreement; and

c. vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Sponsor Party Shares against any action that would reasonably be expected to (i) materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the other transactions contemplated by the Business Combination Agreement, or (ii) result in a breach of any covenant, representation or warranty or other obligation or agreement of any of the Sponsor Parties contained in this Agreement.

2. Transfer of Shares. Except as otherwise contemplated by the Business Combination Agreement or this Agreement, each Sponsor Party agrees that it shall not (a) sell, assign, transfer (including by operation of law), create any lien or pledge, dispose of or otherwise encumber any of the Sponsor Party Shares or Sponsor Party Warrants or otherwise agree to do any of the foregoing, (b) deposit any Sponsor Party Shares or Sponsor Party Warrants into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or with the Business Combination Agreement or (c) enter into any contract, option or other arrangement or undertaking requiring the direct acquisition or sale, assignment, transfer or other disposition of any Sponsor Party Shares or Sponsor Party Warrants.

3. Forfeiture. In connection with the consummation of the transactions contemplated by the Business Combination Agreement, the Sponsor hereby agrees that immediately prior to the Effective Time, the Sponsor shall forfeit and surrender, and/or cause the forfeiture and surrender, to HCM, for no consideration, of 1,250,000 HCM Class A Ordinary Shares and all of the Sponsor Warrants (collectively, the “Forfeited Interests”). The Sponsor hereby agrees to (i) take, and authorizes HCM to take, such actions as shall be necessary to evidence such surrender and forfeiture of such Forfeited Interests as of immediately prior to the Effective Time and (ii) provide the Company with documentation reasonably satisfactory to the Company evidencing the satisfaction of the Sponsor’s obligation to surrender and forfeit such Forfeited Interests prior to the Effective Time.

4. Sponsor BCA Commitments. The Sponsor acknowledges the provisions of Section 7.6 and Section 8.7(c) of the Business Combination Agreement and hereby covenants and agrees to perform its obligations contained therein.

5. Representations and Warranties of the Sponsor Parties. Each Sponsor Party hereby represents and warrants to the Company as follows:

a. Each Sponsor Party is the only record holder and a beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Sponsor Party Shares and the Sponsor Party Warrants, free and clear of Liens other than as created by this Agreement or Sponsor’s organizational documents or the organizational documents of HCM.

b. Each Sponsor Party (i) has, to the extent applicable, full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Sponsor Party Shares and the Sponsor Party Warrants, (ii) has not entered into any voting agreement or voting trust with respect to any of the Sponsor Party Shares that is inconsistent with the Sponsor Party’s obligations pursuant to this Agreement (including, without limitation, the Sponsor’s obligations set forth in Section 4 hereof and in Section 7.6 and Section 8.7(c) of the Business Combination Agreement), (iii) has not granted a proxy or power of attorney with respect to any of the Sponsor Party Shares that is inconsistent with the Sponsor Party’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement (including, without limitation, the Sponsor’s obligations set forth in Section 4 hereof and in Section 7.6 and Section 8.7(c) of the Business Combination Agreement).

c. The Sponsor (i) is a legal entity duly organized, validly existing and in good standing under the Laws of Delaware and (ii) has all requisite limited liability company or other power and authority and has taken all limited liability company or other action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Sponsor and constitutes a valid and binding agreement of the Sponsor enforceable against the Sponsor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

d. Each Class B Holder, to the extent such Class B Holder is not an individual, is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Class B Holder’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Class B Holder. This Agreement has been duly executed and delivered by each Class B Holder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of each Class B Holder, enforceable against each Class B Holder in accordance with the terms hereof.  The Person signing this Agreement on behalf of any Class B Holder has full power and authority as representative or fiduciary to enter into this Agreement on behalf of the applicable Class B Holder.

e. None of the execution or delivery by a Sponsor Party of this Agreement nor any Ancillary Agreement to which it is or will be a party, the performance by a Sponsor Party of its obligations hereunder or thereunder nor the consummation by the Sponsor of the Business Combination will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in a violation or breach of any provision of the Governing Documents of HCM, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, consent, cancellation, amendment, modification, suspension, revocation or acceleration (with or without notice) under, any of the terms, conditions or provisions of any material Contract to which a Sponsor Party is a party, (iii) violate, or constitute a breach under, any Governmental Order or applicable Law to which any Sponsor Party or any of its properties or assets are subject or bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) of a Sponsor Party, except in the case of any of clauses (ii) through (iv) above, as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect.

f. As of the date of this Agreement, there is no Legal Proceeding pending, or to the knowledge of the Sponsor, threatened against the Sponsor that questions the beneficial or record ownership of the Sponsor Party Shares or the Sponsor Party Warrants, the validity of this Agreement or the performance by each Sponsor Party of its obligations under this Agreement (including, without limitation, the Sponsor’s obligations set forth in Section 4 hereof and in Section 7.6 and Section 8.7(c) of the Business Combination Agreement).

g. Each Sponsor Party understands and acknowledges that the Company is entering into the Business Combination Agreement in reliance upon each Sponsor Party’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of the Sponsor Parties contained herein.

6. Further Assurances. From time to time, at either HCM’s or the Company’s request and without further consideration, the Sponsor Parties shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement.

7. Changes in Capital Stock. In the event of a stock split, stock dividend or distribution, or any change in HCM’s capital stock by reason of any stock split, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the intended rights, privileges, duties and obligations hereunder shall be given full effect (including, for the avoidance of doubt, with respect to the transactions contemplated by Section 3 hereof).

8. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by the Sponsor Parties and the Company.

9. Waiver. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

10. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other parties as follows:

if to the Sponsor, to it at:

HCM Investor Holdings, LLC
c/o HCM Acquisition Corp.
100 First Stamford Place
Suite 330
Stamford, CT 06902
Attention: Shawn Matthews, Chairman and Chief Executive Officer
Email: smatthews@hondiuscapital.com

with a copy to:

King & Spalding LLP 1185 Avenue of the Americas, 34th Floor New York, NY 10036 Attention: Tim FitzSimons; Kevin E. Manz Email: tfitzsimons@kslaw.com; kmanz@kslaw.com if to the Company, to it at:

Murano PV, S.A. de C.V. Av. Paseo de las Palmas 1270,Col. Lomas de Chapultepec, 11000, Mexico City, Mexico

Attention:	Elías Sacal Cababie, Marcos Sacal Cohen
Email:	elias@murano.com.mx; marcos@murano.com.mx

with copies to each of (which shall not constitute notice):

Nader, Hayaux & Goebel Paseo de los Tamarindos No. 400-B, 7th Floor Bosque de las Lomas, 05120 CDMX, Mexico
Attention:	Michell Nader Schekaibán
Julián J. Garza Castañeda
Email: mnader@nhg.com.mx
jgarza@nhg.com.mx

and

Clifford Chance US LLP 31 West 52nd Street New York, New York 10019
Attention:	Hugo F. Triaca
Email:	hugo.triaca@cliffordchance.com

11. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

12. No Third-Party Beneficiaries. Each Sponsor Party hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of the Company in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including, without limitation, the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the persons expressly named as parties hereto.

13. Governing Law and Venue. This Agreement, and all claims or causes of action based upon, arising out of or related to this Agreement, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

14. Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.

15. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the other party, and any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

16. Specific Performance. Each party agrees that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their respective obligations under the provisions of this Agreement in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that each party shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

17. Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

18. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

19. Termination. This Agreement shall terminate upon the earliest of (a) the Closing of the Merger, (b) the termination of the Business Combination Agreement pursuant to and in accordance with its terms, and (c) the time this Agreement is terminated upon the mutual written agreement of the Company and the Sponsor; provided however, that if there is a “Modification in Recommendation” pursuant to Section 8.2(b) of the Business Combination Agreement, Sponsor’s obligations under this Agreement shall terminate.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized persons thereunto duly authorized) as of the date first written above.

SPONSOR:

HCM INVESTOR HOLDINGS, LLC

/s/ James Bond
By: James Bond Title: President

[Signature Page to Sponsor Support Agreement]

CLASS B HOLDERS:

/s/ Jacob Loveless
JACOB LOVELESS

/s/ Steven Bischoff
STEVEN BISCHOFF

/s/ David Goldfarb
DAVID GOLDFARB

[Signature Page to Sponsor Support Agreement]

THE COMPANY:

MURANO PV, S.A. DE C.V.

/s/ Elías Sacal Cababié
By: Elías Sacal Cababié

[Signature Page to Sponsor Support Agreement]

Schedule I

Investors

Name	HCM Class B Ordinary Shares	HCM Ordinary Warrants
Jacob Loveless	25,000	0
Steven Bischoff	25,000	0
David Goldfarb	25,000	0